                                                                    EXHIBIT 3.25

                       [AOL ADVERTISING INSERTION ORDER]                  [LOGO]
                                                                         AMERICA
                                                                          ONLINE
Contract #:
           --------------------
AOL Salesperson:                                Credit approval received
                ---------------
Sales Coordinator:
                  -------------
Date:
     --------------------------

                                                     Advertiser                 Advertising Agency
--------------------------------------------------------------------------------------------------
           Contact Person                          Jeff Lymburner
--------------------------------------------------------------------------------------------------
            Company Name              Internet Liquidators International, Inc.
--------------------------------------------------------------------------------------------------
          Address  Line 1                 2701 Rocky Point Drive, Ste. 510
--------------------------------------------------------------------------------------------------
          Address  Line 2                         Tampa, FL 33607
--------------------------------------------------------------------------------------------------
Phone #                                             888-750-7467
--------------------------------------------------------------------------------------------------
Fax #
--------------------------------------------------------------------------------------------------

Email                                             Jlilusa@aol.com
------------------------------------------------------------------------------
SIC Code
------------------------------------
Advertiser IAB Category
--------------------------------------------------------------------------------------------------
                                      Billing Information
--------------------------------------------------------------------------------------------------
Send Invoices to (choose one):                       Advertiser                 Agency
Advertiser or Agency Billing
 Contact Person
--------------------------------------------------------------------------------------------------
Company Name                                        Same as above
--------------------------------------------------------------------------------------------------
Billing Address  Line 1
--------------------------------------------------------------------------------------------------
Billing Address  Line 2
--------------------------------------------------------------------------------------------------
Billing Phone #
--------------------------------------------------------------------------------------------------
           Billing Fax #
--------------------------------------------------------------------------------------------------
       Billing Email Address
--------------------------------------------------------------------------------------------------
       P.O. #, if applicable
--------------------------------------------------------------------------------------------------

  Payments:


  Advertiser shall pay AOL One Million Seven Hundred Fifty Thousand Dollars (US$1,750,000) as follows:

  a. Three Hundred Fifty Thousand Dollars (US$350,000) on execution of this Insertion Order;
  b.  Three Hundred Fifty Thousand Dollars (US$350,000) on April 1, 1999;
  c.  Three Hundred Fifty Thousand Dollars (US$350,000) on July 1, 1999;
  d.  Three Hundred Fifty Thousand Dollars (US$350,000) on October 1, 1999; and
  e.  Three Hundred Fifty Thousand Dollars (US$350,000) on January 1, 2000.

   Late Payments; Wired Payments. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: 021000021). In the event of nonpayment, AOL reserves the right to immediately terminate this Insertion Order Agreement with written notice to Advertiser.

---------------------------------------------------------------------------------------------
Inventory Type (choose one):    [ ] AOL Service only    [ ] AOL Affiliate only (e.g. AOL.com)
[ ] AOL Service & AOL Affiliate
---------------------------------------------------------------------------------------------

                                                    AOL Service
--------------------------------------------------------------------------------------------------------------------
                                                     Inventory
--------------------------------------------------------------------------------------------------------------------
AOL Inventory/Demographic* Purchased     Display      Display                                      Total Gross Price
                                          Start        Stop                  Ad Type
                                          Date         Date
--------------------------------------------------------------------------------------------------------------------

Shopping Channel  Auctions & Outlets        2/1/99      3/31/00           Anchor Tenant                   $  416,000
 Department
--------------------------------------------------------------------------------------------------------------------
Shopping Channel  Computing Products        2/1/99      3/31/00               Tenant                      $   47,500
 More Hardware Department
--------------------------------------------------------------------------------------------------------------------
Shopping Channel  Computing Products        2/1/99      3/31/00     More Stores Listbox Entry             $   60,000
 Department
--------------------------------------------------------------------------------------------------------------------
Shopping Channel  Office Products &         2/1/99      3/31/00               Tenant                      $  140,000
 Services Department
--------------------------------------------------------------------------------------------------------------------
Computing Superstore  Auctions              2/1/99      3/31/00        Continuous Placement               $1,000,000
 Department
--------------------------------------------------------------------------------------------------------------------
Sports Channel                              2/1/99      3/31/00         Banner Advertising                $   90,000
                                                                 (Total of 1,500,000 Impressions)
--------------------------------------------------------------------------------------------------------------------
*  Attach completed AOL Demographic                                           Total:                      $1,750,000
        Profile Worksheet
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                Art
--------------------------------------------------------------------------------------------------------------------
All necessary artwork and active URL's must be provided by advertiser 3 business days prior to start date.


                                             Artwork required from Advertiser/Agency:
                                             ----------------------------------------

[ ] 234x60  IAB Standard /10k Max                  [ ] 145x30 Old Standard /10k Max                    [ ] 120x60 Shopping/10k Max
[ ] 175x45 Chat/Mail in-box/10k Max                [ ] 197x40 PF Area/10k Max                          [ ] Special_____

                                                   *  Static banners only, no animation*

Linking URL: The HTTP/URL address to be connected to the Advertisement shall be: http://www.bid.com (the "Affiliated Advertiser
 Site"). Advertiser shall be responsible for any hosting or communication costs associated with the Affiliated Advertiser Site.

                                           Please send artwork and URL to (choose one):

                               [ ] AOLARTWEST@aol.com                        [ ] AOLARTEAST@aol.com
                                   ------------------                            ------------------

 AOL reserves the right to immediately cancel any advertising flight in the event of a material change to the nature or content of the site linked to the Advertisement.

--------------------------------------------------------------------------------------------------------------------
                                                   AOL Affiliate (e.g., AOL.com)
--------------------------------------------------------------------------------------------------------------------

                                                             Inventory
--------------------------------------------------------------------------------------------------------------------
   AOL Affiliate                Display         Display
Inventory/Demographic*           Start           Stop                     Ad Type               Total Gross Price
     Purchased                   Date            Date
--------------------------------------------------------------------------------------------------------------------
         N/A
--------------------------------------------------------------------------------------------------------------------
* See attached package description for
   any AOL.com package purchases

--------------------------------------------------------------------------------------------------------------------
                                                                Art
--------------------------------------------------------------------------------------------------------------------
    All necessary artwork and active URL's must be provided by advertiser 3 business days prior to start date.

                                             Artwork required from Advertiser/Agency :
                                             -----------------------------------------

[ ] 468x60 NF Reviews, Search Terms, My News & Hometown/10k Max/animation OK
[ ] 100x70 AOL.com Home Page/3k Max/No animation            [ ] 120x60 NF Home Page/2k Max/No animation
[ ] 120x60 Shopping/4k Max/No animation                     [ ] 234x60 NF Kids Only & Hometown/5k Max/animation OK
[ ] 120x60 Instant Messenger/7.5k Max/animation OK

Linking URL:  The HTTP/URL address to be connected to the Advertisement shall be the same address as that of the Advertiser Site.

                                           Please send artwork and URL to (choose one):

                              [ ]  AOLWEBWEST@aol.com                        [ ]  AOLWEBEAST@aol.com
                                   ------------------                             ------------------

 AOL reserves the right to immediately cancel any advertising flight in the event of a material change to the nature or content of the site linked to the Advertisement.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                               Advertising Purchase Summary
--------------------------------------------------------------------------------------------------------------------
                                                                       Total Price
--------------------------------------------------------------------------------------------------------------------
AOL Networks                                                           $1,750,000
--------------------------------------------------------------------------------------------------------------------
AOL Affiliate                                                              N/A
--------------------------------------------------------------------------------------------------------------------
Total Purchase Price                                                    $1,750,000
--------------------------------------------------------------------------------------------------------------------
(Less Agency Discount)                                                     N/A
--------------------------------------------------------------------------------------------------------------------

                                                                    Net Purchase Price
                                                             -------------------------------------------------------
                                                                        $1,750,000
                                                             -------------------------------------------------------

The products and/or services to be offered or promoted by Advertiser in the Advertisements are as follows: consumer retail-oriented products, as more specifically described on Exhibit A.

Navigation.  Advertiser shall provide continuous navigational ability for AOL or
-----------
users to return to an agreed-upon point on the AOL Service (for which AOL shall supply the proper address) from the Affiliated Advertiser Site (e.g., the point on the AOL Service from which the Affiliated Advertiser Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

Additional Terms. The Parties shall comply with the terms set forth on Exhibits
-----------------
A, B, and C attached hereto and incorporated herein by reference.

Standard Terms and Conditions.  This Insertion Order incorporates by reference
-----------------------------
AOL's standard advertising terms and conditions (the "Standard Terms"), including terms related to advertising material, payment modifications, cancellation rights, usage data, limitations of liability, disclaimers, indemnifications, use of AOL member information and miscellaneous legal terms. Among other things, the Standard Terms provide AOL the right to cancel this Insertion Order Agreement on thirty days notice to Advertiser (or upon such shorter notice as may be designated by AOL in the event that AOL believes that further display of the Advertisement will expose AOL to liability or other adverse consequences), in which case Advertiser shall only be responsible for the pro-rata portion of payments attributable to the period preceding such termination. The Standard Ad Terms appear at keyword "Standard Ad Terms3" on the U.S.-based America Online brand service and at "http://mediaspace.aol.com/adterms3.html." A hard copy of the Standard Ad Terms will be provided to advertiser upon request. Advertiser acknowledges that it has been provided an opportunity to review the Standard Terms and agrees to be bound by them.

AUTHORIZED SIGNATURES

In order to bind the parties to this Insertion Order Agreement, their duly authorized representatives have signed their names below on the dates indicated. This Agreement (including Exhibits A and B and the Standard Terms incorporated by reference) shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto).

AOL                                       ADVERTISER

By:  _________________________________    By:__________________________________
(signature)                               (signature)

Print Name:  __________________________   Print Name:___________________________

Title:  ________________________________  Title:________________________________
(Print or Type)                           (Print or Type)

Date:  _______________________________    Date:________________________________

                                   EXHIBIT A
                                   ---------

1.   General Sales Restrictions.  Except as provided in paragraphs 1 and 2 of
     --------------------------
     this Exhibit A, Advertiser will be entitled to sell only consumer retail-oriented products through the Affiliated Advertiser Site and only through the format of an Online Auction ("Auction Sales"). Notwithstanding the foregoing, Advertiser will be entitled to create a non-prominent, below-the-fold link to a limited sub-area, accessible only to a limited number of pre-qualified users possessing special Advertiser passcodes, in which Advertiser will conduct business-oriented Online Auctions (including business-to-business sales) (the "Business-to-Business Area"); provided that Advertiser will not use any of the promotional placements provided hereunder or any other space on the Affiliated Advertiser Site or the AOL Network to promote, market or advertise the Business-to-Business Area. Any changes or modifications to the consumer retail-oriented focus of the Affiliated Advertiser Site or any material alteration to the Online Auction format (e.g., use of member-to-member auctions or fee-based membership clubs) will be subject to AOL's prior written approval. In addition, in no event will Advertiser promote, market, distribute, sell or otherwise offer or provide through the Affiliated Advertiser Site (or links therefrom) products from any category in which AOL has granted an exclusivity to a third party. The limitations in the foregoing sentence are referred to herein as the "General Sales Restrictions." Notwithstanding any restriction on general book sales, Advertiser will be entitled to sell rare used books (i.e., books previously possessed by a consumer) in print form through the Affiliated Advertiser Site, so long as Advertiser does not offer more than [Confidential Information filed separately with the SEC] titles at any one time. For the purposes of this insertion order, "Online Auctions" shall mean a traditional or "Yankee" auction format where bidders compete for a single item over a period of time until the highest bidder purchases the product, or a "Dutch" auction format where a group of identical products are offered for a period of time and the price is slowly lowered until all of the available items have been purchased.

2.   Direct Sales.  Subject to the General Sales Restrictions and paragraph 3
     ------------
     below, Advertiser will be entitled to sell directly to AOL users through the Affiliated Advertiser Site (i.e., through a non-Online Auction format on the Affiliated Advertiser Site) any of the Auction Products listed in paragraph 12 below, so long as (a) such sales ("Direct Sales") do not constitute more than [Confidential Information filed separately with the SEC] of the transaction revenues generated through the Affiliated Advertiser Site in any quarter and (b) Direct Sales in any category do not constitute [Confidential Information filed separately with the SEC] of the transaction revenues generated through the Affiliated Advertiser Site in any quarter; provided that, subject to the General Sales Restrictions, Advertiser will be entitled to sell such Auction Products to AOL users through "offline" means (e.g., direct mail) and email, subject to the terms and conditions of this Agreement. Any additions to the list of Auction Products will be subject to AOL's prior written approval.

3.   Promotional Limitations.  Subject to the General Sales Restrictions,
     -----------------------
     Advertiser will be entitled to promote, market and advertise its products using the promotional placements described in this insertion order, subject to the following: (i) absent AOL's prior written approval, Advertiser will not promote, market or distribute any products other than those listed as Auction Products in Paragraph 12 below (or those otherwise allowed pursuant to Paragraph 1 of this Exhibit A); and (ii) all promotion, marketing and advertising for Auction Sales will indicate that the products are being offered in an Online Auction format.

4.   Product Offering.  Advertiser will ensure that the Affiliated Advertiser
     ----------------
     Site includes all of the products and other Content (including, without limitation, any features, functionality or technology) that are then made available by or on behalf of Advertiser through any distribution channel; provided, however, that (a) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs); and (b) the specific changes in scope, nature and/or offerings required by such inclusion will be subject to AOL's review and approval and the terms of this Agreement.

5.   Online Auctions Terms and Conditions.  Advertiser will ensure that (a) the
     ------------------------------------
     pricing and the terms and conditions related to Online Auctions services in the Affiliated Advertiser Site are no less favorable, taken as a whole, to the pricing and the terms and conditions for substantially similar Online Auctions services offered by or on behalf of Advertiser or through any Additional Advertiser Channel under Advertiser's control and (b) the pricing and the terms and conditions related to Online Auctions services in the Affiliated Advertiser Site will be reasonably competitive, taken as a whole, with the pricing and the terms and conditions for substantially similar Online Auctions services offered by any Advertiser competitor through any online medium.

6.   Special Offers.  Advertiser will (a) promote through the Affiliated
     --------------
     Advertiser Site any special or promotional offers made available by or on behalf of Advertiser or through any Additional Advertiser Channel controlled by Advertiser and (b) promote through the Affiliated Advertiser Site special or promotional offers during the term of this insertion order which are available exclusively to AOL users (e.g., AOL users-only auctions for certain products, free gift certificates to AOL users upon the purchase of product(s), tie-ins to AOL's reward or frequent purchaser points program) ((a) and (b) collectively, the "Special Offers"). Advertiser shall notify AOL in advance of each Special Offer. In the event that AOL does not promote a Special Offer from one or more locations on the AOL Service within a reasonable time after the offer is first made available, Advertiser may discontinue such Special Offer.. Advertiser will provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion, subject to the terms and conditions hereof.

7.   AOL Quick Checkout.  Advertiser will take all reasonable steps necessary to
     ------------------
     conform its promotion and sale of products through the Advertiser Site to the then-existing commerce technologies made available to Advertiser by AOL, including without limitation AOL's "quick checkout" tool which allows AOL users to enter payment and shipping information which is then passed from AOL's centralized server unit to Advertiser for order fulfillment ("AOL Quick Checkout"). AOL will make all reasonable efforts to provide the tools for the Advertiser to enable the Advertiser Site with the AOL Quick Checkout technology and functionality. Collection, storage and disclosure of information which Advertiser provides to AOL, will be subject to AOL's privacy policy and all confidentiality requirements hereunder. To the extent that the Advertiser Site includes AOL's Quick Checkout, Advertiser will ensure that the AOL Quick Checkout is of equal placement and promotion prominence to other available payment options.


8.   Merchant Certification Program.  Advertiser will participate in any
     ------------------------------
     generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require Advertiser participants on the Shopping Channel on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com and the CompuServe Service and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program.

9.   BizRate Survey.  Advertiser agrees to (i) participate in the BizRate
     --------------
     Program, a service offered by Binary Compass Enterprises, Inc. (BCE), which provides opt-in satisfaction surveys to Users who purchase products through such Advertiser Site or such other provider of such services as AOL may designate or approve from time to time, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may reasonably designate or approve from time to time. Advertiser's participation shall be based upon a separate written agreement which Advertiser will enter into with BCE, or other such party reasonably designated or approved by AOL. Advertiser hereby authorizes BCE to provide to AOL any and all reports provided to Advertiser by BCE, or other third party providing such services, and agrees to provide written notice of such authorization to BCE, or such other third party.

10.  Specific Customer Service Requirements.  Advertiser will receive all emails
     --------------------------------------
     from Customers via a computer available to Advertiser's customer service staff and generally respond to such emails within one business day of receipt. Advertiser will receive all orders electronically and generally process all orders within one business day of receipt, provided products ordered are not advance order items. Advertiser will ensure that all orders of products are received, processed, fulfilled and delivered on a timely and professional basis. Advertiser will offer AOL users who purchase products through such the Advertiser Site a money-back satisfaction guarantee. Advertiser will bear all responsibility for compliance with federal, state and local laws in the event that products are out of stock or are no longer available at the time an order is received. Advertiser will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for products will be collected by Advertiser directly from customers. Advertiser's order fulfillment operation will be subject to AOL's reasonable review.

11.  Reports to AOL.  Advertiser will provide AOL with monthly reports, in a
     --------------
     form reasonably satisfactory to AOL, which detail the following information for the previous month: (a) categories of products offered for sale through the Advertiser Site, (b) percentage of total transaction revenues derived from Direct Sales through the Advertiser Site, and (c) percentage of transaction revenues derived from Direct Sales through the Advertiser Site in each category.

12.  Auction Products.  "Auction Products" shall consist of products in the
     -----------------
     following categories: Computers and Computer-Related Products (Desktop Computers, Notebook Computers, Monitors, Upgrades & Accessories)

     Printers, Scanners, Copiers, Games, Consumer Electronics, Cameras, Sporting Goods, Jewelry, Travel, Appliances, Gifts, Rare Books, Collectibles, Toys, Memorabilia (sports, entertainment & other), Housewares, Apparel and Wearables.




                                   EXHIBIT B
                                   ---------

                                   Operations
                                   ----------

1.  Affiliated Advertiser Site Infrastructure. Advertiser will be responsible
    -----------------------------------------
    for all communications, hosting and connectivity costs and expenses associated with the Affiliated Advertiser Site. Advertiser will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated Advertiser Site from the AOL Network. Advertiser will design and implement the network between the AOL Service and Affiliated Advertiser Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Affiliated Advertiser Site from the AOL Network and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, Advertiser will provide AOL, upon request, with a detailed network diagram regarding the network infrastructure supporting the Affiliated Advertiser Site. In the event that Advertiser elects to create a custom version of the Affiliated Advertiser Site in order to comply with the terms of this Agreement, Advertiser will bear responsibility for all aspects of the implementation, management and cost of such customized site.



2.   Optimization; Speed. Advertiser will use commercially reasonable efforts to
     -------------------
     ensure that: (a) the functionality and features within the Affiliated Advertiser Site are optimized for the client software then in use by AOL Members; and (b) the Affiliated Advertiser Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, Advertiser will ensure that the Affiliated Advertiser Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, Advertiser will permit AOL to conduct performance and load testing of the Affiliated Advertiser Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3.   User Interface. Advertiser will maintain a graphical user interface within
     --------------
     the Affiliated Advertiser Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to Advertiser's compliance with the preceding sentence.

4.   Technical Problems. Advertiser agrees to use commercially reasonable
     ------------------
     efforts to address material technical problems (over which Advertiser exercises control) affecting use by AOL Members of the Affiliated Advertiser Site (a "Advertiser Technical Problem") promptly following notice thereof. In the event that Advertiser is unable to promptly resolve a Advertiser Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to Advertiser hereunder until such time as Advertiser corrects the Advertiser Technical Problem at issue.

5.   Monitoring. Advertiser will ensure that the performance and availability of
     ----------
     the Affiliated Advertiser Site is monitored on a continuous basis. Advertiser will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for Advertiser's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated Advertiser Site.

6.   Telecommunications. The Parties agree to explore encryption methodology to
     ------------------
     secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

7.   Security. Advertiser will utilize Internet standard encryption technologies
     --------
     (e.g., Secure Socket Layer SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated Advertiser Site. Advertiser will facilitate periodic reviews of the Affiliated Advertiser Site by AOL in order to evaluate the security risks of such site. Advertiser will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.   Technical Performance.
     ---------------------
        i.  [Confidential Information filed
     separately with the SEC]

        ii. Prior to releasing material, new functionality or features through the Affiliated Advertiser Site ("New Functionality"), Advertiser will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software or (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software.

9.   AOL Internet Services Advertiser Support. AOL will provide Advertiser with
     ----------------------------------------
     access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of Advertiser or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any Advertiser area other than the Affiliated Advertiser Site. Support to be provided by AOL is contingent on Advertiser providing to AOL demo account information (where applicable), a detailed description of the Affiliated Advertiser Site's software, hardware and network architecture and access to the Affiliated Advertiser Site for purposes of such performance and load testing as AOL elects to conduct.

10.

                                   EXHIBIT C
                                   ---------

                                Cross-Promotion
                                ---------------

Online
------

In each Interactive Site controlled by Advertiser, Advertiser will include:

 . A prominent promotional banner linking to AOL-designated Content on AOL.com or the AOL Service (if feasible) appearing "above the fold" on the first screen of the Advertiser Interactive Site
 . A prominent "Try AOL" feature elsewhere in the site where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the AOL Service or software for any other AOL products or services (e.g., AOL's Instant Messenger service)/1/; and
 . AOL will pay Advertiser a standard bounty for each person who registers for the AOL Network using Advertiser's special identifier for this promotion and subsequently pays AOL at least three monthly usage fees for the use of the AOL Network. Note that if this promotion is delivered through Microsoft's Active Desktop or any other "push" product (an "Operating System"), such feature will link users directly to AOL software within the Operating System or direct users without Internet access to an AOL application setup program within the Operating System (all subject to any standard policies of the Operating System).
 . To the extent Advertiser offers or promotes any products or services similar to AOL's "component" products and services (e.g., Netfind or other search/directory service, NetMail or free/discount email service, Instant Messenger, yellow/white pages, "My AOL"-type personalized information, classifieds, etc.), prominent offers or promotions related to such AOL-designated products or services.

Offline
-------

In Advertiser's television, radio and print advertisements and in any publications, programs, features or other forms of media over which Advertiser exercises at least partial editorial control, Advertiser will include:

 .  Specific references or mentions (verbally where feasible) of the Affiliated
   Advertiser Site's availability through America Online(R) prior to, and at least as prominent as, any reference to any Advertiser Interactive Site; and

 . For instance, listing of the "URL(s)" the Advertiser Interactive Site will be accompanied by the AOL "keyword" for the Affiliated Advertiser Site.



----------
/1/AOL will pay Advertiser a standard bounty for each person who registers for the AOL Network using Advertiser's special identifier for this promotion and subsequently pays AOL at least three monthly usage fees for the use of the AOL Network. Note that if this promotion is delivered through Microsoft's Active Desktop or any other "push" product (an "Operating System"), such feature will link users directly to AOL software within the Operating System or direct users without Internet access to an AOL application setup program within the Operating System (all subject to any standard policies of the Operating System).

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